UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2013 (April 25, 2013)

DriveTime Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14759	86-0721358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DT Acceptance Corporation
(Exact name of registrant as specified in its charter)

Arizona	333-169730	82-0587346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DT Jet Leasing, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-02	27-1063772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DriveTime Sales and Finance Company, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-04	86-0657074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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DT Credit Company, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-05	86-0677984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

DriveTime Car Sales Company, LLC
(Exact name of registrant as specified in its charter)

Arizona	333-169730-06	86-0683232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 East Indian School Road, Phoenix, Arizona 85018
(Address of principal executive offices, with zip code)

(602) 852-6600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.    Entry into a Material Definitive Agreement

On April 25, 2013, DriveTime Automotive Group, Inc. (“DTAG”) and DT Acceptance Corporation (“DTAC” and, together with DTAG, “DriveTime” or the “Issuers) priced the offering (the “Offering”) of an additional $50 million aggregate principal amount of the Issuers’ 12.625% senior secured notes due 2017 (the “Notes”). The Notes will have an interest rate of 12.625% per annum and will be issued at a price equal to 111.000% of their face value, plus accrued interest from December 15, 2012.

On the same day, the Issuers entered into a Purchase Agreement (the “Purchase Agreement”) with the subsidiary guarantors named therein and the initial purchasers listed in Schedule I thereto setting forth the terms of the sale of the Notes, which were offered and will be sold to qualified institutional buyers inside the United States and to certain non-U.S. persons located outside the United States in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 144A and Regulation S under the Securities Act.

Under the terms of the Purchase Agreement, the Notes will constitute additional notes issued under an indenture executed on June 4, 2010. On that date, the Issuers issued and sold $200.0 million of 12.625% Senior Secured Notes due 2017 (the “Initial Notes”). The Notes will be pari passu with, of the same series as, and vote on any matter submitted to bondholders with, the Initial Notes. They will be guaranteed on a secured basis by a domestic subsidiary of DTAG and on an unsecured basis by various other domestic subsidiaries of the Issuers. The Notes initially will be subject to transfer restrictions and will not trade as a single class of notes with the Initial Notes. The Issuers will enter a Registration Rights Agreement, however, pursuant to which the Issuers will file a registration statement with the U.S. Securities and Exchange commission in order to register notes identical to the Notes for which the Notes may be exchanged. After they are exchanged for the registered, publicly tradable notes, the Notes will be identical to, and will trade as a single class of notes with, the Initial Notes.

The Purchase Agreement contains customary representations, warranties and agreements by the Issuers and the guarantors thereto. In addition, the Issuers and the guarantors have agreed to indemnify the initial purchasers against certain claims and liabilities, including certain claims arising under the Securities Act, and to reimburse the initial purchasers for expenses incurred in defending against such claims. Subject to customary closing conditions, the sale of the Notes is expected to close on or about May 2, 2013.

The Issuers intend to use the proceeds from the Offering to reduce outstanding borrowings under their existing warehouse facilities, after paying estimated fees and expenses.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

The summary of the Purchase Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the form of the Purchase Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy the Notes, or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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Item 9.01.    Financial Statements and Exhibits.

(d)        Exhibits

10.1
Purchase Agreement, dated April 25, 2013, by and among DriveTime Automotive Group, Inc., DT Acceptance Corporation, the subsidiary guarantors named therein and the Initial Purchases set forth on Schedule I thereto.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2013	DRIVETIME AUTOMOTIVE GROUP, INC. By: /s/ Raymond C. Fidel Raymond C. Fidel President and Chief Executive Officer
Date: April 30, 2013	DT ACCEPTANCE CORPORATION By: /s/ Mark G. Sauder Mark G. Sauder Chief Financial Officer
Date: April 30, 2013	DT JET LEASING, LLC By: /s/ Raymond C. Fidel Raymond C. Fidel President, Chief Executive Officer and Manager
Date: April 30, 2013	DRIVETIME SALES AND FINANCE COMPANY, LLC By: /s/ Raymond C. Fidel Raymond C. Fidel President, Chief Executive Officer and Manager
Date: April 30, 2013	DT CREDIT COMPANY, LLC By: /s/ Raymond C. Fidel Raymond C. Fidel President and Manager
Date: April 30, 2013	DRIVETIME CAR SALES COMPANY By: /s/ Raymond C. Fidel Raymond C. Fidel President and Manager

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EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1
Purchase Agreement, dated April 25, 2013, by and among DriveTime Automotive Group, Inc., DT Acceptance Corporation, the subsidiary guarantors named therein and the Initial Purchases set forth on Schedule I thereto.

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